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                                                                 EXHIBIT 10.26

                             PROMISSORY NOTE


$10,000,000.00                                                      MAY 25, 1993
                                                          AMENDED AUGUST 5, 1994
                                                             AMENDED      , 1995

         FOR VALUE RECEIVED, ERLY Industries Inc., a California corporation (the "Maker"), promises to pay to the order of American Rice, Inc., a Texas corporation (the "Payee"), at 16825 Northchase Drive, Suite 1600, Houston, Texas 77060, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), in lawful money of the United States of America, together with interest at the rate hereinafter provided on the principal balance from time to time remaining unpaid until this Note shall have been paid in full.

         Payment Terms. The unpaid principal balance of this Note and accrued interest thereon shall be payable as follows:

         a. Until the Maturity Date (as defined), up to Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00) of cash dividends declared during any calendar year during the term of this Note on the shares of Preferred Stock, Series B, $1.00 par value, issued by Payee and registered during such calendar year in the name of Maker (the "Series B Stock") shall be setoff by Payee against the obligations of Maker under this Note and, as of the date such cash dividends would otherwise be paid on such Series B Stock, shall be deemed to have been paid by Maker and applied by Payee by way of setoff as a payment on this Note.

         b. Until the Maturity Date, any payment due Maker by Payee after March 31, 1996 under that certain Tax Agreement, dated May 25, 1993, among Maker, Payee and Comet Rice, Inc. (the "Tax Agreement") may be setoff by Payee against the obligations of Maker under this Note after notice (such notice shall be given by Payee to Maker within 10 days after receipt of the notice for payment sent by Maker to Payee under the Tax Agreement), and the amount of such setoff shall be deemed to have been paid by Maker as a payment on this Note.

         c. The unpaid principal balance of this Note, together with accrued and unpaid interest thereon, shall be due and payable on __________, 2005 (the "Maturity Date").

         Until the Maturity Date, all payments under this Note by way of setoff shall be made solely in the manner described above and in no event shall Maker have any obligation or liability to make an actual payment in cash or in property to Payee of the holder hereof unless any cash dividend described in clause a. above on the Series B Stock or a payment described in clause b. above under the Tax Agreement is actually received by Maker instead of being setoff by Payee and then Maker's liability hereunder shall be only to hold such amount in trust for the benefit of Payee and to pay to Payee as a payment on this Note such amount that was actually received by Maker. If Maker receives cash dividends on the Series B Stock during any calendar year in excess of Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00)

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or receives any non-cash dividends on the Series B Stock at any time, Payee shall have no right to setoff or apply as a payment on this Note any of such dividends and Maker shall have the right in all events to receive and retain such dividends.

         All payments under this Note shall be applied first to accrued and unpaid interest and then to principal.

         Interest Rate. The unpaid principal balance of this Note from time to time outstanding shall bear interest until this Note shall have been paid or canceled in accordance with the terms hereof at an annual rate at all times equal to the lesser of (i) the maximum rate of interest permitted by applicable law (the "Maximum Rate") or (ii) six percent (6%) compounded calendar quarterly. Interest shall be computed at a daily rate equal to 1/365th (1/366ths during leap year) of the applicable annual percentage rate subject to the limitation that the effective interest rate on this Note may never exceed the Maximum Rate.

         Accrued and unpaid interest computed for and at the end of each calendar quarterly period during the term of this Note shall, as of the last day of such calendar quarterly period, be added to the then unpaid principal balance of this Note and shall bear interest in accordance with the terms of this Note.

         Default. Maker shall be in default (a "Default") under this Note if
(A)(i) Maker actually receives a cash dividend on the Series B Stock that in accordance with the terms and conditions of this Note should have been setoff by Payee against the obligations of Maker under this Note and applied by Payee by way of setoff as a payment on this Note and (ii) Maker fails to pay to Payee, within 30 days after Maker's receipt of written notice from Payee, the amount described in clause (A) of this paragraph, or (B) Maker fails to pay on the Maturity Date the principal amount of this Note outstanding, together with accrued and unpaid interest thereon.

         The failure to exercise the foregoing option upon the occurrence of one or more of the foregoing Defaults shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Default or any other Default.

         Attorneys' Fees. The undersigned agrees to pay all reasonable costs of collection incurred by the holder hereof, including but not limited to reasonable attorneys' fees.

         Waiver of Notice and Consent. The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereof.

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         Legal Interest Limitations. All agreements between Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of the creation of the indebtedness evidenced hereby, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the money evidenced hereby or to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum rate. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the holder hereof shall ever receive as interest or otherwise an amount which would exceed the Maximum Rate, such amount which would be excessive interest shall be canceled automatically as of the date of the occurrence of such circumstance, and if theretofore paid, applied to the reduction of the principal indebtedness of the Maker hereof to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Maker. All sums paid or agreed to be paid by the Maker hereof for the use, forbearance or detention of the indebtedness of the Maker to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full in such manner that there will be no violation of applicable laws pertaining to the Maximum Rate or amount of interest which may be contracted for, charged or received with respect to such indebtedness. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

         Notice. All notices, requests, demands, and other communications under this Note shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons or entities receiving copies thereof, at the following addresses) or to such other address as the party may have specified by notice given to the other party pursuant to this provision:

         a.      Maker:
         ERLY Industries Inc.
         10990 Wilshire Blvd., Suite 1800
         Los Angeles, CA  90024
         Attn:  President

         b.      Payee:
         American Rice, Inc.
         16825 Northchase, Suite 1600
         Houston, Texas  77060



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         Attn:  President

         Successors and Assigns. This Note shall inure to the benefit of and be binding upon Maker, Payee and any holder of this Note and their respective successors and permitted assigns. Whenever Maker or Payee is referred to in this Note, such references shall be deemed references to its successors and permitted assigns and, in the case of Payee, any other holder of this Note. Maker may not assign its rights, or permit the assumption of its obligations under this Note, without the prior written consent of Payee.

         APPLICABLE LAW. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW. VENUE IN ANY DISPUTE REGARDING THIS NOTE, WHETHER IN FEDERAL OR STATE COURT, SHALL BE IN HARRIS COUNTY, TEXAS.

         Asset Purchase Agreement. This Note is the note referred to in, and given pursuant to Section 5.06 of that certain Asset Purchase Agreement, dated march 23, 1993, among Payee, Maker and Comet Rice, Inc.

         Validity. The invalidity, illegality, or unenforceability of any provision of this Note shall not render invalid, illegal, or unenforceable any other provisions hereof.

Address:                                   ERLY Industries Inc., a California
                                           corporation

10990 Wilshire Boulevard
Suite 1800
Los Angeles, CA  90024                     By: _________________________________
                                                      Gerald D. Murphy
                                           Its:  Chairman




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ACCEPTED AND AGREED to by
the undersigned as of the day
and year first written:

American Rice, Inc., a Texas
corporation

By: ______________________________
Its: _____________________________





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